UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2011

GlobalOptions Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33700	30-0342273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 Madison Avenue, 17th Floor New York, New York		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 445-6262

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On December 14, 2011, the Compensation Committee of the Board of Directors of GlobalOptions Group, Inc. (the “Company”) approved an amendment to the Company’s employment agreement with Dr. Harvey Schiller, Ph.D, the Company’s Chairman and Chief Executive Officer, pursuant to which the term of Dr. Schiller’s employment with the Company has been extended from April 30, 2012 to July 31, 2012.

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

On December 8, 2011, the Company held its 2011 annual meeting of stockholders (the “Meeting”).  The following matters were submitted to a vote of the Company’s stockholders at the Meeting: (i) the election of five directors to serve until the 2012 annual meeting of stockholders and until their successors are duly elected and qualify; and (ii) the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

The total number of shares of Common Stock voted in person or by proxy at the Meeting was 4,871,295, representing approximately 79% of the 6,199,933 shares outstanding and entitled to vote at the Meeting.  Each of the matters submitted to a vote of the Company’s stockholders at the Meeting was approved by the requisite vote of the Company’s stockholders.  Set forth below is the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, including a separate tabulation with respect to each nominee for director, as applicable:

Nominee	For	Withheld	Broker Non-votes
Harvey W. Schiller, Ph.D.	2,813,213	197,680	1,860,402
John P. Bujouves	2,824,550	186,343	1,860,402
John D. Chapman	2,825,832	185,061	1,860,402
Per-Olof Lööf	2,824,550	186,343	1,860,402
John P. Oswald	2,927,253	83,640	1,860,402

Proposal	For	Against	Abstain	Broker Non-Votes
Ratification of the appointment of Marcum LLP	4,867,151	2,394	1,750	0

Item 8.01.                      Other Events.

Effective December 14, 2011, the Board of Directors of the Company approved an increase in the amount of money which the Company may use to purchase its common stock, par value $0.001 per share, in accordance with the terms of its buyback program, from $1,000,000 to $2,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2011	GLOBALOPTIONS GROUP, INC.

	By:	/s/ Jeffrey O. Nyweide
		Name:	Jeffrey O. Nyweide
		Title:	Chief Financial Officer and Executive Vice President